EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Robert C. Flexon, Chief Executive Officer, and I, Sean P. O’Brien, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)The Company’s periodic report on Form 10-Q for the period ended March 31, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Robert C. Flexon		/s/ Sean P. O’Brien
Robert C. Flexon		Sean P. O’Brien

Date:	May 8, 2025	Date:	May 8, 2025